Exhibit 99.1

Contact:
Kathleen Nemeth	Omnicell, Inc.
Senior Vice President, Investor Relations	4220 North Freeway
650-435-3318	Fort Worth, TX 76137
Kathleen.Nemeth@Omnicell.com

Omnicell Announces Fiscal Year and Fourth Quarter 2024 Results

Omnicell delivers strong fourth quarter financial results

Results exceed previously issued full year guidance for bookings, total revenues, and non-GAAP EBITDA

FORT WORTH, Texas. -- February 6, 2025 -- Omnicell, Inc. (NASDAQ:OMCL) (“Omnicell,” “we,” “our,” “us,” “management,” or the “Company”), a leader in transforming the pharmacy and nursing care delivery model, today announced results for its fiscal year and fourth quarter ended December 31, 2024.

“We delivered solid financial results for the fourth quarter of 2024, including returning to year-over-year revenue growth. We are pleased with the improved execution of the business throughout 2024, including strong free cash flows achieved in the year,” stated Randall Lipps, chairman, president, chief executive officer, and founder of Omnicell. “As we progress through 2025, we remain focused on successfully executing on our strategic priorities, which include driving long-term revenue growth, achieving consistent GAAP profitability, and continuing to raise the bar in medication management and adherence through innovation and bringing new products and services to market.”

Financial Results

Total revenues for the fourth quarter of 2024 were $307 million, up $48 million, or 19%, from the fourth quarter of 2023. The quarter-over-quarter increase in total revenues reflects the improvement of the macroeconomic environment and the timing of implementation of XT Series systems, as well as continued growth in our SaaS and Expert Services (formerly known as Advanced Services), including an increase in revenues from our Specialty Pharmacy Services offering. Total revenues for the year ended December 31, 2024 were $1.112 billion, down $35 million, or 3%, from the year ended December 31, 2023. The year-over-year decrease in total revenues reflects the impact of a challenging environment through a significant portion of 2024 for some of our health system customers and the timing of our XT Series systems lifecycle, as we are largely through the replacement cycle.

Total GAAP net income for the fourth quarter of 2024 was $16 million, or $0.34 per diluted share. This compares to GAAP net loss of $14 million, or $0.32 per diluted share, for the fourth quarter of 2023. Total GAAP net income for the year ended December 31, 2024 was $13 million, or $0.27 per diluted share. This compares to GAAP net loss of $20 million, or $0.45 per diluted share, for the year ended December 31, 2023.

Total non-GAAP net income for the fourth quarter of 2024 was $28 million, or $0.60 per diluted share. This compares to non-GAAP net income of $15 million, or $0.33 per diluted share, for the fourth quarter of 2023. Total non-GAAP net income for the year ended December 31, 2024 was $79 million, or $1.71 per diluted share. This compares to non-GAAP net income of $87 million, or $1.91 per diluted share, for the year ended December 31, 2023.

Total non-GAAP EBITDA for the fourth quarter of 2024 was $46 million. This compares to non-GAAP EBITDA of $24 million for the fourth quarter of 2023. Total non-GAAP EBITDA for the year ended December 31, 2024 was $136 million. This compares to non-GAAP EBITDA of $138 million for the year ended December 31, 2023.

Bookings and Backlog - Historical Metric

Total bookings(1) for the year ended December 31, 2024 were $923 million compared to $854 million for the year ended December 31, 2023, or an increase of 8% year-over-year, primarily driven by XT Series upgrades as we complete the XT Series upgrade cycle, as well as better than expected bookings of XTExtend, a core component of the multi-year XT Amplify innovation program.

The chart below summarizes our total backlog (2) under the definition of bookings in use for the years ended December 31, 2024 and 2023:

	December 31,
	2024	2023

	(In thousands)
Total backlog	$1,201,296	$1,142,686
By type:
Product backlog	$646,508	$610,832
SaaS and Expert Services backlog (3)	$554,788	$531,854
By duration and type:
Short-term product backlog	$447,412	$377,936
Long-term product backlog	$199,096	$232,896
Short-term SaaS and Expert Services backlog (3)	$93,113	$72,455
Long-term SaaS and Expert Services backlog (3)	$461,675	$459,399

(1)	We utilize bookings as an indicator of the success of our business. During 2024, we defined bookings generally as: (i) the value of non-cancelable contracts for our connected devices, software products, and SaaS and Expert Services (although, for those SaaS and Expert Services contracts without a minimum commitment, bookings only include the amount of revenue that has been recognized once the services have been provided); and (ii) for our consumables, the value of orders placed through our Omnicell Storefront online platform or through written or telephonic orders. We typically exclude technical services and other less significant items ancillary to our products and services, such as freight revenue, from bookings. In addition, dependent upon counterparty or credit risk, which is evaluated at the time of contract signing, for a given multi-year subscription contract we may reduce the portion of the contractual commitment booked at a given time. Connected devices and software license bookings are recorded as revenue upon customer acceptance of the installation or receipt of goods. Revenues from SaaS and Expert Services bookings are recorded over the contractual term.

(2)	Backlog is the dollar amount of bookings that have not yet been recognized as revenue. Bookings for those SaaS and Expert Services contracts without a minimum commitment are not included in backlog. In addition, dependent upon counterparty or credit risk, which is evaluated at the time of contract signing, for a given multi-year subscription contract we may reduce the portion of the contractual commitment booked at a given time, and these excluded amounts are not included in backlog. A majority of our connected devices and software license products are installable and recognized as revenues within twelve months of booking, while service revenues from SaaS and Expert Services are recorded over the contractual term. Larger or more complex implementations such as software-enabled connected devices for Central Pharmacy, including but not limited to our Central Pharmacy Dispensing Service and IV Compounding Service, are often installed and recognized as revenue between 12 and 24 months after booking. We consider backlog that is expected to be converted to revenues in more than twelve months to be long-term backlog. We believe a majority of long-term product backlog will be convertible into revenues in 12 to 24 months. Long-term SaaS and Expert Services backlog typically represents multi-year subscription agreements (usually with contractual terms of 2 to 7 years, some of which have not yet been implemented) that will be converted to revenue over the contractual term. Due to industry practice that allows customers to change order configurations with limited advance notice prior to shipment and as customer installation schedules may change, backlog as of any particular date may not necessarily indicate the timing of future revenue. However, we do believe that backlog is an indication of a customer’s willingness to install our solutions and revenue we expect to generate over time.

(3)	Includes only the value of SaaS and Expert Services non-cancelable contracts with minimum commitments.

Product Bookings, Product Backlog and Annual Recurring Revenue - New Metrics

Starting in 2025, we will utilize product bookings(1) as a key performance metric for our business. Under the new definition, product bookings as of December 31, 2024 were $558 million. In addition, going forward, we will no longer be reporting SaaS and Expert Services backlog information, as these revenue streams will be captured by the new Annual Recurring Revenue (“ARR”) metric, which we will begin utilizing as a key performance metric for our business. For comparative purposes, the table below summarizes our product backlog and ARR for December 31, 2024 under the new definitions of product bookings and ARR:

December 31,
2024
(In thousands)
Total product backlog (2)	$646,440
By duration:
Short-term product backlog	$447,344
Long-term product backlog	199,096

Annual Recurring Revenue(3)	$580,025

(1)	We define product bookings generally as the value of non-cancelable contracts for our connected devices and software licenses. We typically exclude freight revenue and other less significant items ancillary to our products from product bookings. In addition, dependent upon counterparty or credit risk, which is evaluated at the time of contract signing, for a given multi-year subscription contract we may reduce the value of the contractual commitment booked at a given time. Connected devices and software license bookings are recorded as revenue upon customer acceptance of the installation or receipt of goods. We utilize product bookings as an indicator of the success of certain portions of our business that generate non-recurring revenue.

(2)	Product backlog is the dollar amount of product bookings that have not yet been recognized as revenue. A majority of our connected devices and software license products are installable and recognized as revenues within twelve months of booking. Larger or more complex implementations such as software-enabled connected devices for Central Pharmacy, including, but not limited to, our Central Pharmacy Dispensing Service and IV Compounding Service, are often installed and recognized as revenue between 12 and 24 months after booking. Due to industry practice that allows customers to change order configurations with limited advance notice prior to shipment and as customer installation schedules may change, backlog as of any particular date may not necessarily indicate the timing of future revenue. However, we do believe that backlog is an indication of a customer’s willingness to install our solutions and revenue we expect to generate over time. We consider backlog that is expected to be converted to revenues in more than twelve months to be long-term backlog. We believe a majority of long-term product backlog will be convertible into revenues in 12-24 months.

(3)	We consider revenues generated from our consumables, technical services, and SaaS and Expert Services to be recurring revenues. For the portions of our business which generate recurring revenues, we utilize ARR as a key metric to measure our progress in growing our recurring revenue business. We define ARR at a measurement date as the revenue we expect to receive from our customers over the course of the following year for providing them with products or services. ARR includes expected revenue from all customers who are using our products or services at the reported date. For technical services and SaaS and Expert Services, solutions are generally on a contractual basis, typically with contracts for a period of 12 months or more, with a high probability of renewal. Probability of renewal is based on historic renewal experience of the individual revenue streams or management’s best estimates if historical renewal experience is not available. Consumables orders are placed by customers through our Omnicell Storefront online platform or through written or telephonic orders and are sold to a customer base who utilize the consumable product and place recurring orders when customer inventory is depleted. ARR is generally calculated based on revenues received in the most recent quarter and changes to expected revenues where solutions were added to or removed from the install or customer base in the quarter. Revenues from technical services and SaaS and Expert Services are recorded ratably over the service term. Revenue from consumables are recorded when the product has shipped and title has passed. Our measure of ARR may be different than that used by other companies. Because ARR is based on expected future revenue, it does not represent revenue recognized during a particular reporting period or revenue to be recognized in future reporting periods. ARR should not be viewed as a substitute for GAAP revenues.

Balance Sheet

As of December 31, 2024, Omnicell’s balance sheet reflected cash and cash equivalents of $369 million, total debt (net of unamortized debt issuance costs) of $341 million, and total assets of $2.12 billion. Cash flows provided by operating activities in the fourth quarter of 2024 totaled $56 million. This compares to cash flows provided by operating activities totaling $38 million in the fourth quarter of 2023.

As of December 31, 2024, the Company had $350 million of availability under its revolving credit facility with no outstanding balance.

Business Highlights

OmniSphere

The Company announced OmniSphere, a next-generation, cloud native, software workflow engine and data platform that is intended to seamlessly integrate enterprise-wide robotics and smart devices to support more secure, data-driven, medication management across the continuum of care. OmniSphere is designed to provide customers state-of-the-art security, improved productivity, enterprise-wide visibility, and streamlined upgrades, that is meant to deliver optimal end-to-end medication management.

ASHP Midyear

More than 1,600 pharmacy and industry leaders had the opportunity to explore Omnicell’s portfolio of outcomes-centric solutions and learn best practices from peers as part of the American Society of Health System Pharmacists (ASHP) Midyear 2024 Clinical Meeting and Exhibition. This annual event is the largest gathering of pharmacy professionals in the world.

HITRUST Data Security Certification

Omnicell’s medication management solutions powered by the OmniCenter platform once again received HITRUST Common Security Framework (CSF) certification, which we believe demonstrates the Company’s ongoing commitment to high standards for cybersecurity and data protection within the organization and for business partners and customers.

Omnicell Issues New Convertible Senior Notes

In late November, Omnicell issued $172.5 million aggregate principal amount of 1.00% convertible senior notes due 2029. In addition, Omnicell completed a partial repurchase of $400.0 million aggregate principal amount of 0.25% convertible senior notes due 2025 for approximately $391.2 million in cash.

2025 Guidance

The table below summarizes Omnicell’s first quarter and full year 2025 guidance:

	Q1 2025	2025
Product Bookings (2025 Definition)	Not provided	$500 million - $550 million
ARR	Not Provided	$610 million - $630 million
Total Revenues	$255 million - $265 million	$1.105 billion - $1.155 billion
Product Revenues	$137 million - $142 million	$610 million - $640 million
Service Revenues	$118 million - $123 million	$495 million - $515 million
Technical Services Revenues	Not provided	$235 million - $245 million
SaaS and Expert Service Revenue (formerly Advanced Services)	Not provided	$260 million - $270 million
Non-GAAP EBITDA	$19 million - $25 million	$140 million - $155 million
Non-GAAP Earnings Per Share	$0.15 - $0.25	$1.65 - $1.85

The Company does not provide guidance for GAAP net income or GAAP earnings per share, nor a reconciliation of any forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures on a forward-looking basis because it is unable to predict certain items contained in the GAAP measures without unreasonable efforts. These forward-looking non-GAAP financial measures do not include certain items, which may be significant, including, but not limited to, unusual gains and losses, costs associated with future restructurings, acquisition-related expenses, and certain tax and litigation outcomes.

Omnicell Conference Call Information

Omnicell will hold a conference call today, Thursday, February 6, 2025 at 8:30 a.m. ET to discuss fourth quarter and year end 2024 financial results. The conference call can be monitored by dialing (800) 715-9871 in the U.S. or (646) 307-1963 in international locations. The Conference ID is 2515873. A link to the live and archived webcast will also be available on the Investor Relations section of Omnicell’s website at https://ir.omnicell.com/events-and-presentations/.

About Omnicell

Since 1992, Omnicell has been committed to transforming pharmacy and nursing care through outcomes-centric solutions designed to deliver clinical and business outcomes across all settings of care. Through a comprehensive portfolio of robotics and smart devices, intelligent software workflows, and data and analytics, all optimized by expert services, Omnicell solutions are helping healthcare facilities worldwide to uncover cost savings, improve labor efficiency, establish new revenue streams, enhance supply chain control, support compliance, and move closer to the industry-defined vision of the Autonomous Pharmacy. To learn more, visit omnicell.com.

From time to time, Omnicell may use the Company’s investor relations website and other online social media channels, including its LinkedIn page www.linkedin.com/company/omnicell, and Facebook page www.facebook.com/omnicellinc, to disclose material non-public information and comply with its disclosure obligations under Regulation Fair Disclosure (“Reg FD”).

OMNICELL, the Omnicell logo, and ENLIVENHEALTH are registered trademarks of Omnicell, Inc. or one of its subsidiaries. This press release may also include the trademarks and service marks of other companies. Such trademarks and service marks are the marks of their respective owners.

Forward-Looking Statements

To the extent any statements contained in this press release deal with information that is not historical, these statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, statements including the words “expect,” “intend,” “may,” “will,” “should,” “would,” “could,” “plan,” “potential,” “anticipate,” “believe,” “forecast,” “guidance,” “outlook,” “goals,” “target,” “estimate,” “seek,” “predict,” “project,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to the occurrence of many events outside Omnicell’s control. Such statements include, but are not limited to, Omnicell’s projected product bookings, revenues, including product, service, technical services and SaaS and Expert Services revenues, annual recurring revenue, non-GAAP EBITDA, and non-GAAP earnings per share; expectations regarding our products and services and developing new or enhancing existing products and solutions and the related objectives and expected benefits (and any implied financial impact); our ability to drive long-term growth and consistent GAAP profitability; and statements about Omnicell’s strategy, plans, objectives, promise and purpose, goals, opportunities, and market or Company outlook. Actual results and other events may differ significantly from those contemplated by forward-looking statements due to numerous factors that involve substantial known and unknown risks and uncertainties. These risks and uncertainties include, among other things, (i) unfavorable general economic and market conditions, including the impact and duration of inflationary pressures, (ii) Omnicell’s ability to take advantage of growth opportunities and develop and commercialize new solutions and enhance existing solutions, (iii) reduction in demand in the capital equipment market or reduction in the demand for or adoption of our solutions, systems, or services, (iv) delays in installations of our medication management solutions or our more complex medication packaging systems, (v) risks related to Omnicell’s investments in new business strategies or initiatives, including its transition to selling more products and services on a subscription basis, and its ability to acquire companies, businesses, or technologies and successfully integrate such acquisitions, (vi) ability to realize the benefits of our expense containment initiatives, (vii) risks related to failing to maintain expected service levels when providing our SaaS and Expert Services or retaining our SaaS and Expert Services customers, (viii) Omnicell’s ability to meet the demands of, or maintain relationships with, its institutional, retail, and specialty pharmacy customers, (ix) risks related to climate change, legal, regulatory or market measures to address climate change and related emphasis on ESG matters by various stakeholders, (x) changes to the 340B Program, (xi) risks related to the incorporation of artificial intelligence technologies into our products, services and processes or our vendors offerings, (xii) Omnicell’s substantial debt, which could impair its financial flexibility and access to capital, (xiii) covenants in our credit agreement could restrict our business and operations, (xiv) continued and increased competition from current and future competitors in the medication management automation solutions market and the medication adherence solutions market, (xv) risks presented by government regulations, legislative changes, fraud and anti-kickback statues, products liability claims, the outcome of legal proceedings, and other legal obligations related to healthcare, privacy, data protection, and information security, and the costs of compliance with, and potential liability associated with, our actual or perceived failure to comply with such obligations, including any potential governmental investigations and enforcement actions, litigation, fines and penalties, exposure to indemnification obligations or other liabilities, and adverse publicity related to the same; (xvi) any disruption in Omnicell’s information technology systems and breaches of data security or cyber-attacks on its systems or solutions, including the previously disclosed ransomware incident and any potential adverse legal, reputational, and financial effects that may result from it and/or additional cybersecurity incidents, as well as the effectiveness of business continuity plans during any future cybersecurity incidents, (xvii) risks associated with operating in foreign countries, (xviii) Omnicell’s ability to recruit and retain skilled and motivated personnel, (xix) Omnicell’s ability to protect its intellectual property, (xx) risks related to the availability and sources of raw materials and components or price fluctuations, shortages, or interruptions of supply, (xxi) Omnicell’s dependence on a limited number of suppliers for certain components, equipment, and raw materials, as well as technologies provided by third-party vendors, (xxii) fluctuations in quarterly and annual operating results may make our future operating results difficult to predict, (xxiii) failing to meet (or significantly exceeding) our publicly announced financial guidance, and (xxiv) other risks and uncertainties further described in the “Risk Factors” section of Omnicell’s most recent Annual Report on Form 10-K, as well as in Omnicell’s other reports filed with or furnished to the United States Securities and Exchange Commission (“SEC”), available at www.sec.gov. Forward-looking statements should be considered in light of these risks and uncertainties. Investors and others are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements contained in this press release speak only as of the date of this press release. Omnicell assumes no obligation to update any such statements publicly, or to update the reasons actual results could differ materially from those expressed or implied in any forward-looking statements, whether as a result of changed circumstances, new information, future events, or otherwise, except as required by law.

Use of Non-GAAP Financial Information

This press release contains financial measures that are not calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). Management evaluates and makes operating decisions using various performance measures. In addition to Omnicell’s GAAP results, we also consider non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per diluted share, non-GAAP diluted shares, non-GAAP EBITDA, non-GAAP EBITDA margin, and non-GAAP free cash flow. These non-GAAP results and metrics should not be considered as an alternative to revenues, gross profit, operating expenses, income from operations, net income, net income per diluted share, diluted shares, net cash provided by operating activities, or any other performance measure derived in accordance with GAAP. We present these non-GAAP results and metrics because management considers them to be important supplemental measures of Omnicell’s performance and refers to such measures when analyzing Omnicell’s strategy and operations.

Our non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per diluted share, non-GAAP EBITDA, and non-GAAP EBITDA margin are exclusive of certain items to facilitate management’s review of the comparability of Omnicell’s core operating results on a period-to-period basis because such items are not related to Omnicell’s ongoing core operating results as viewed by management. We define our “core operating results” as those revenues recorded in a particular period and the expenses incurred within such period that directly drive operating income in such period. Management uses these non-GAAP financial measures in making operating decisions because, in addition to meaningful supplemental information regarding operating performance, the measures give us a better understanding of how we believe we should invest in research and development, fund infrastructure growth, and evaluate the effectiveness of marketing strategies. In calculating the above non-GAAP results: non-GAAP gross profit and non-GAAP gross margin exclude from their GAAP equivalents items a), b), e), and g) below; non-GAAP operating expenses excludes from its GAAP equivalents items a), b), c), d), e), g), h), i), j) and k) below; non-GAAP income from operations and non-GAAP operating margin exclude from their GAAP equivalents items a), b), c), d), e), g), h),i), j) and k) below; and non-GAAP net income and non-GAAP net income per diluted share exclude from their GAAP equivalents items a) through l) below. Non-GAAP EBITDA is defined as earnings before interest income and expense, taxes, depreciation, amortization, and share-based compensation, as well as excluding certain other non-GAAP adjustments. Non-GAAP EBITDA and non-GAAP EBITDA margin exclude from their GAAP equivalents items a), c), d), e), f), g), h), i), j), k) and l) below:

a)	Share-based compensation expense. We excluded from our non-GAAP results the expense related to equity-based compensation plans as it represents expenses that do not require cash settlement from Omnicell.

b)	Amortization of acquired intangible assets. We excluded from our non-GAAP results the intangible assets amortization expense resulting from our past acquisitions. These non-cash charges are not considered by management to reflect the core cash-generating performance of the business and therefore are excluded from our non-GAAP results.

c)	Acquisition-related expenses. We excluded from our non-GAAP results the expenses related to recent acquisitions, including amortization of representations and warranties insurance. These expenses are unrelated to our ongoing operations, vary in size and frequency, and are subject to significant fluctuations from period to period due to varying levels of acquisition activity. We believe that excluding these expenses provides more meaningful comparisons of the financial results to our historical operations and forward-looking guidance, and to the financial results of peer companies.

d)	Impairment and abandonment of operating lease right-of-use and other assets related to facilities. We excluded from our non-GAAP results the impairment and abandonment of certain operating lease right-of-use assets, as well as property and equipment, incurred in connection with restructuring activities for optimization of certain leased facilities. These non-cash charges are not considered by management to reflect the core cash-generating performance of the business and therefore are excluded from our non-GAAP results.

e)	Severance-related expenses. We excluded from our non-GAAP results the expenses related to restructuring events, partially offset by reversals of previously recognized severance expenses in subsequent periods. These expenses are unrelated to our ongoing operations, vary in size and frequency, and are subject to significant fluctuations from period to period due to varying levels of restructuring activity. We believe that excluding these expenses provides more meaningful comparisons of the financial results to our historical operations and forward-looking guidance, and to the financial results of peer companies.

f)	Amortization of debt issuance costs. Debt issuance costs represent costs associated with the issuance of revolving credit facilities and convertible senior notes. The costs include underwriting fees, original issue discount, ticking fees, and legal fees. These non-cash expenses are not considered by management to reflect the core cash-generating performance of the business and therefore are excluded from our non-GAAP results.

g)	RDS restructuring. We excluded from our non-GAAP results the nonrecurring restructuring charges related to the wind down of the Company’s Medimat Robotic Dispensing System (“RDS”) product line, partially offset by reversals of previously recognized expenses in subsequent periods. For the period ended December 31, 2024, those charges consisted primarily of inventory write-down, severance and other related expenses. These expenses are unrelated to our ongoing operations and we believe that excluding these expenses provides more meaningful comparisons of the financial results to our historical operations and forward-looking guidance, and to the financial results of peer companies.

h)	Executives transition costs. We excluded from our non-GAAP results the executives transition costs associated with the departure of certain executive officers, primarily consisting of severance expenses. These expenses are unrelated to our ongoing operations and we do not expect them to occur in the ordinary course of business. We believe that excluding these expenses provides more meaningful comparisons of the financial results to our historical operations and forward-looking guidance, and to the financial results of peer companies.

i)	Ransomware-related insurance recoveries. We excluded from our non-GAAP results the insurance recoveries related to the previously disclosed ransomware incident identified by the Company on May 4, 2022. These recoveries are unrelated to our ongoing operations and would not have otherwise been received by us in the normal course of business. We believe that excluding these recoveries provides more meaningful comparisons of the financial results to our historical operations and forward-looking guidance, and to the financial results of peer companies.

j)	Legal and regulatory expenses. We excluded from our non-GAAP results certain non-recurring legal and regulatory expenses, representing potential settlement amounts, related to certain claims of non-compliance with our government contracts that are outside of the ordinary course of our business. We believe that excluding these amounts provides more meaningful comparisons of the financial results to our historical operations and forward-looking guidance, and to the financial results of peer companies.

k)	Management severance costs. We excluded from our non-GAAP results the severance expense of certain senior management associated with the restructuring of our senior leadership team. We believe that excluding these expenses provides more meaningful comparisons of the financial results to our historical operations and forward-looking guidance, and to the financial results of peer companies.

l)	Gain on extinguishment of convertible senior notes, net. We excluded from our non-GAAP results the gain on the partial repurchase of the Company’s Senior Convertible Notes due 2025 as well as the related unwinding of the convertible note hedge and warrants. We believe that excluding this gain provides more meaningful comparisons of the financial results to our historical operations and forward-looking guidance, and to the financial results of peer companies.

Management adjusts for the above items because management believes that, in general, these items possess one or more of the following characteristics: their magnitude and timing is largely outside of Omnicell’s control; they are unrelated to the ongoing operation of the business in the ordinary course; they are unusual and we do not expect them to occur in the ordinary course of business; or they are non-operational or non-cash expenses involving stock compensation plans or other items.

We believe that the presentation of non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per diluted share, non-GAAP EBITDA, and non-GAAP EBITDA margin is warranted for several reasons:

a)	Such non-GAAP financial measures provide an additional analytical tool for understanding Omnicell’s financial performance by excluding the impact of items which may obscure trends in the core operating results of the business.

b)	Since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency and enhances investors’ ability to compare our performance across financial reporting periods.

c)	These non-GAAP financial measures are employed by management in its own evaluation of performance and are utilized in financial and operational decision-making processes, such as budget planning and forecasting.

d)	These non-GAAP financial measures facilitate comparisons to the operating results of other companies in our industry, which also use non-GAAP financial measures to supplement their GAAP results (although these companies may calculate non-GAAP financial measures differently than Omnicell does), thus enhancing the perspective of investors who wish to utilize such comparisons in their analysis of our performance.

Set forth below are additional reasons why share-based compensation expense is excluded from our non-GAAP financial measures:

i)	While share-based compensation calculated in accordance with Accounting Standards Codification (“ASC”) 718 constitutes an ongoing and recurring expense of Omnicell, it is not an expense that requires cash settlement by Omnicell. We therefore exclude these charges for purposes of evaluating core operating results. Thus, our non-GAAP measurements are presented exclusive of share-based compensation expense to assist management and investors in evaluating our core operating results.

ii)	We present ASC 718 share-based payment compensation expense in our reconciliation of non-GAAP financial measures on a pre-tax basis because the exact tax differences related to the timing and deductibility of share-based compensation under ASC 718 are dependent upon the trading price of Omnicell’s common stock and the timing and exercise by employees of their stock options. As a result of these timing and market uncertainties, the tax effect related to share-based compensation expense would be inconsistent in amount and frequency and is therefore excluded from our non-GAAP results.

Non-GAAP diluted shares is defined as our GAAP diluted shares, excluding the impact of dilutive convertible senior notes for which the Company is economically hedged through its anti-dilutive convertible note hedge transaction. We believe non-GAAP diluted shares is a useful non-GAAP metric because it provides insight into the offsetting economic effect of the hedge transaction against potential conversion of the convertible senior notes.

Non-GAAP free cash flow is defined as net cash provided by operating activities less cash used for software development for external use and purchases of property and equipment. We believe free cash flow is important to enable investors to better understand and evaluate our ongoing operating results and allows for greater transparency in the review and understanding of our overall financial, operational, and economic performance, because free cash flow takes into account certain capital expenditures and cash used for software development necessary to operate our business.

As stated above, we present non-GAAP financial measures because we consider them to be important supplemental measures of performance. However, non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for Omnicell’s GAAP results. In the future, we expect to incur expenses similar to certain of the non-GAAP adjustments described above and expect to continue reporting non-GAAP financial measures excluding such items. Some of the limitations in relying on non-GAAP financial measures are:

a)	Omnicell’s equity incentive plans and stock purchase plans are important components of incentive compensation arrangements and will be reflected as expenses in Omnicell’s GAAP results for the foreseeable future under ASC 718.

b)	Other companies, including companies in Omnicell’s industry, may calculate non-GAAP financial measures differently than Omnicell, limiting their usefulness as a comparative measure.

c)	A limitation of the utility of free cash flow as a measure of financial performance is that it does not represent the total increase or decrease in Omnicell’s cash balance for the period.

A detailed reconciliation between Omnicell’s non-GAAP and GAAP financial results is set forth in the financial tables at the end of this press release. Investors are advised to carefully review and consider this information strictly as a supplement to the GAAP results that are contained in this press release as well as in Omnicell’s other reports filed with or furnished to the SEC.

Omnicell, Inc.

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenues:
Product revenues	$182,271	$145,655	$630,507	$708,561
Service revenues	124,608	113,192	481,731	438,551
Total revenues	306,879	258,847	1,112,238	1,147,112
Cost of revenues:
Cost of product revenues	96,755	90,306	383,025	414,106
Cost of service revenues	68,363	63,137	258,210	236,166
Total cost of revenues	165,118	153,443	641,235	650,272
Gross profit	141,761	105,404	471,003	496,840
Operating expenses:
Research and development	26,040	26,819	90,412	97,115
Selling, general, and administrative	103,325	101,950	380,254	434,593
Total operating expenses	129,365	128,769	470,666	531,708
Income (loss) from operations	12,396	(23,365)	337	(34,868)
Interest and other income (expense), net	11,204	4,848	25,256	14,760
Income (loss) before income taxes	23,600	(18,517)	25,593	(20,108)
Provision for (benefit from) income taxes	7,758	(4,142)	13,062	263
Net income (loss)	$15,842	$(14,375)	$12,531	$(20,371)
Net income (loss) per share:
Basic	$0.34	$(0.32)	$0.27	$(0.45)
Diluted	$0.34	$(0.32)	$0.27	$(0.45)
Weighted-average shares outstanding:
Basic	46,345	45,495	46,047	45,212
Diluted	46,854	45,495	46,255	45,212

Omnicell, Inc.

Condensed Consolidated Balance Sheets

(Unaudited, in thousands)

	December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$369,201	$467,972
Accounts receivable and unbilled receivables, net	256,398	252,025
Inventories	88,659	110,099
Prepaid expenses	25,942	25,966
Other current assets	75,293	71,509
Total current assets	815,493	927,571
Property and equipment, net	112,692	108,601
Long-term investment in sales-type leases, net	52,744	42,954
Operating lease right-of-use assets	25,607	24,988
Goodwill	734,727	735,810
Intangible assets, net	188,266	211,173
Long-term deferred tax assets	57,469	32,901
Prepaid commissions	54,656	52,414
Other long-term assets	79,306	90,466
Total assets	$2,120,960	$2,226,878

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$51,782	$45,028
Accrued compensation	60,307	51,754
Accrued liabilities	167,895	149,276
Deferred revenues	141,370	121,734
Convertible senior notes, net	174,324	—
Total current liabilities	595,678	367,792
Long-term deferred revenues	76,123	58,622
Long-term deferred tax liabilities	1,108	1,620
Long-term operating lease liabilities	31,123	33,910
Other long-term liabilities	7,218	6,318
Convertible senior notes, net	166,397	569,662
Total liabilities	877,647	1,037,924
Total stockholders’ equity	1,243,313	1,188,954
Total liabilities and stockholders’ equity	$2,120,960	$2,226,878

Omnicell, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Year Ended December 31,
	2024	2023
Operating Activities
Net income (loss)	$12,531	$(20,371)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	82,232	87,319
Loss on disposal of assets	978	2,572
Share-based compensation expense	39,316	55,300
Deferred income taxes	(14,855)	(11,047)
Amortization of operating lease right-of-use assets	7,523	8,239
Impairment and abandonment of operating lease right-of-use assets related to facilities	—	9,998
Inventory write-down	5,393	—
Impairment of certain long-lived assets	—	1,014
Amortization of debt issuance costs	3,788	4,397
Gain on extinguishment of convertible senior notes, net	(7,517)	—
Changes in operating assets and liabilities:
Accounts receivable and unbilled receivables	(5,002)	49,150
Inventories	15,633	38,016
Prepaid expenses	24	1,149
Other current assets	9,337	(6,821)
Investment in sales-type leases	(10,398)	(10,411)
Prepaid commissions	(2,242)	7,069
Other long-term assets	2,161	2,111
Accounts payable	7,210	(17,525)
Accrued compensation	8,553	(21,461)
Accrued liabilities	13,942	(10,343)
Deferred revenues	28,952	24,058
Operating lease liabilities	(10,737)	(10,918)
Other long-term liabilities	900	(401)
Net cash provided by operating activities	187,722	181,094
Investing Activities
External-use software development costs	(16,330)	(13,542)
Purchases of property and equipment	(36,463)	(41,474)
Net cash used in investing activities	(52,793)	(55,016)
Financing Activities
Payments for debt issuance costs for revolving credit facility	—	(2,967)
Proceeds from issuance of convertible senior notes, net of issuance costs	166,272	—
Partial repurchase of convertible senior notes	(391,000)	—
Purchase of convertible note hedge	(40,279)	—
Proceeds from sale of warrants	25,168	—
Partial unwind of convertible note hedge and warrants	(727)	—
Proceeds from issuances under stock-based compensation plans	13,411	23,216
Employees’ taxes paid related to restricted stock units	(4,827)	(7,366)
Change in customer funds, net	(3,596)	10,537
Net cash provided by (used in) financing activities	(235,578)	23,420
Effect of exchange rate changes on cash and cash equivalents	(1,716)	(1,354)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(102,365)	148,144
Cash, cash equivalents, and restricted cash at beginning of period	500,979	352,835
Cash, cash equivalents, and restricted cash at end of period	$398,614	$500,979
Reconciliation of cash, cash equivalents, and restricted cash to the Condensed Consolidated Balance Sheets:
Cash and cash equivalents	$369,201	$467,972
Restricted cash included in other current assets	29,413	33,007
Cash, cash equivalents, and restricted cash at end of period	$398,614	$500,979

Omnicell, Inc.

Reconciliation of GAAP to Non-GAAP

(Unaudited, in thousands, except per share data and percentage)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Reconciliation of GAAP gross profit to non-GAAP gross profit:
GAAP gross profit	$141,761	$105,404	$471,003	$496,840
GAAP gross margin	46.2%	40.7%	42.3%	43.3%
Share-based compensation expense	1,489	1,799	6,373	8,288
Amortization of acquired intangibles	1,017	2,607	4,131	11,165
RDS restructuring, net of reversals	1,211	—	9,897	—
Severance-related expenses, net of reversals	—	2,987	—	3,089
Non-GAAP gross profit	$145,478	$112,797	$491,404	$519,382
Non-GAAP gross margin	47.4%	43.6%	44.2%	45.3%

Reconciliation of GAAP operating expenses to non-GAAP operating expenses:
GAAP operating expenses	$129,365	$128,769	$470,666	$531,708
GAAP operating expenses % to total revenues	42.2%	49.7%	42.3%	46.4%
Share-based compensation expense	(7,550)	(10,388)	(32,943)	(47,012)
Amortization of acquired intangibles	(4,480)	(5,007)	(18,578)	(20,409)
Acquisition-related expenses	(182)	(244)	(898)	(982)
Impairment and abandonment of operating lease right-of-use and other assets related to facilities (a)	—	(1,587)	—	(10,007)
RDS restructuring, net of reversals	(1,223)	(1,610)	(2,056)	(1,610)
Ransomware-related insurance recoveries	—	624	—	808
Legal and regulatory expenses	(2,000)	—	(2,000)	—
Management severance costs	(911)	—	(911)	—
Executives transition costs	—	—	—	(2,189)
Severance-related expenses, net of reversals	—	(7,098)	—	(12,450)
Non-GAAP operating expenses	$113,019	$103,459	$413,280	$437,857
Non-GAAP operating expenses as a % of total revenues	36.8%	40.0%	37.2%	38.2%

Reconciliation of GAAP income (loss) from operations to non-GAAP income from operations:
GAAP income (loss) from operations	$12,396	$(23,365)	$337	$(34,868)
GAAP operating income (loss) % to total revenues	4.0%	(9.0)%	0.0%	(3.0)%
Share-based compensation expense	9,039	12,187	39,316	55,300
Amortization of acquired intangibles	5,497	7,614	22,709	31,574
Acquisition-related expenses	182	244	898	982
Impairment and abandonment of operating lease right-of-use and other assets related to facilities (a)	—	1,587	—	10,007
RDS restructuring, net of reversals	2,434	1,610	11,953	1,610
Ransomware-related insurance recoveries	—	(624)	—	(808)
Legal and regulatory expenses	2,000	—	2,000	—
Management severance costs	911	—	911	—
Executives transition costs	—	—	—	2,189
Severance-related expenses, net of reversals	—	10,085	—	15,539
Non-GAAP income from operations	$32,459	$9,338	$78,124	$81,525
Non-GAAP operating margin (non-GAAP operating income as a % of total revenues)	10.6%	3.6%	7.0%	7.1%

Omnicell, Inc.

Reconciliation of GAAP to Non-GAAP

(Unaudited, in thousands, except per share data and percentage)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Reconciliation of GAAP net income (loss) to non-GAAP net income:
GAAP net income (loss)	$15,842	$(14,375)	$12,531	$(20,371)
Share-based compensation expense	9,039	12,187	39,316	55,300
Amortization of acquired intangibles	5,497	7,614	22,709	31,574
Acquisition-related expenses	182	244	898	982
Impairment and abandonment of operating lease right-of-use and other assets related to facilities (a)	—	1,587	—	10,007
RDS restructuring, net of reversals	2,434	1,610	11,953	1,610
Ransomware-related insurance recoveries	—	(624)	—	(808)
Legal and regulatory expenses	2,000	—	2,000	—
Management severance costs	911	—	911	—
Executives transition costs	—	—	—	2,189
Severance-related expenses, net of reversals	—	10,085	—	15,539
Amortization of debt issuance costs	871	1,258	3,788	4,397
Gain on extinguishment of convertible senior notes, net	(7,517)	—	(7,517)	—
Tax effect of the adjustments above (b)	(919)	(4,573)	(7,295)	(13,754)
Non-GAAP net income	$28,340	$15,013	$79,294	$86,665

Reconciliation of GAAP net income (loss) per share - diluted to non-GAAP net income per share - diluted:
Shares - diluted GAAP	46,854	45,495	46,255	45,212
Shares - diluted non-GAAP	46,854	45,532	46,255	45,439

GAAP net income (loss) per share - diluted	$0.34	$(0.32)	$0.27	$(0.45)
Share-based compensation expense	0.19	0.26	0.85	1.22
Amortization of acquired intangibles	0.12	0.17	0.49	0.69
Acquisition-related expenses	0.00	0.01	0.02	0.02
Impairment and abandonment of operating lease right-of-use and other assets related to facilities (a)	—	0.03	—	0.22
RDS restructuring, net of reversals	0.05	0.04	0.26	0.04
Ransomware-related insurance recoveries	—	(0.01)	—	(0.02)
Legal and regulatory expenses	0.04	—	0.04	—
Management severance costs	0.02	—	0.02	—
Executives transition costs	—	—	—	0.05
Severance-related expenses, net of reversals	—	0.22	—	0.34
Amortization of debt issuance costs	0.02	0.03	0.08	0.10
Gain on extinguishment of convertible senior notes, net	(0.16)	—	(0.16)	—
Tax effect of the adjustments above (b)	(0.02)	(0.10)	(0.16)	(0.30)
Non-GAAP net income per share - diluted	$0.60	$0.33	$1.71	$1.91

Omnicell, Inc.

Reconciliation of GAAP to Non-GAAP

(Unaudited, in thousands, except per share data and percentage)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Reconciliation of GAAP net income (loss) to non-GAAP EBITDA (c):
GAAP net income (loss)	$15,842	$(14,375)	$12,531	$(20,371)
Share-based compensation expense	9,039	12,187	39,316	55,300
Interest (income) and expense, net	(5,062)	(5,811)	(23,399)	(18,542)
Depreciation and amortization expense	19,966	21,723	82,232	87,319
Acquisition-related expenses	182	244	898	982
Impairment and abandonment of operating lease right-of-use and other assets related to facilities (a)	—	1,587	—	10,007
RDS restructuring, net of reversals	2,434	1,610	11,953	1,610
Ransomware-related insurance recoveries	—	(624)	—	(808)
Legal and regulatory expenses	2,000	—	2,000	—
Management severance costs	911	—	911	—
Executives transition costs	—	—	—	2,189
Severance-related expenses, net of reversals	—	10,085	—	15,539
Amortization of debt issuance costs	871	1,258	3,788	4,397
Gain on extinguishment of convertible senior notes, net	(7,517)	—	(7,517)	—
Provision for (benefit from) income taxes	7,758	(4,142)	13,062	263
Non-GAAP EBITDA	$46,424	$23,742	$135,775	$137,885
Non-GAAP EBITDA margin (non-GAAP EBITDA as a % of total revenues)	15.1%	9.2%	12.2%	12.0%

Reconciliation of GAAP net cash provided by operating activities to non-GAAP free cash flow:
GAAP net cash provided by operating activities	$56,315	$38,414	$187,722	$181,094
External-use software development costs	(4,481)	(3,302)	(16,330)	(13,542)
Purchases of property and equipment	(9,087)	(9,070)	(36,463)	(41,474)
Non-GAAP free cash flow	$42,747	$26,042	$134,929	$126,078

(a)	For the year ended December 31, 2023, impairment charges of other assets were approximately $0.6 million related to property and equipment in connection with restructuring activities for optimization of certain leased facilities.

(b)	Tax effects calculated for all adjustments except share-based compensation expense, using an estimated annual effective tax rate of 21% for both fiscal years 2024 and 2023.

(c)	Defined as earnings before interest income and expense, taxes, depreciation, amortization, and share-based compensation, as well as excluding certain other non-GAAP adjustments.